EXHIBIT 10.11

$ 150,000.00                                                  December 16, 2004

                            Bronco Energy Fund, Inc.
                           Convertible Promissory Note
                               Due March 30, 2005

ARTICLE ONE: OBLIGATION

         Bronco Energy Fund, Inc., a Nevada corporation whose address is 2920 North Swan Road, Suite 206, Tucson AZ 85712 (the "Company"), hereby promises to pay to the order of Daniel Hodges, an individual whose address is 9760 E. Rock Ridge Ct., Tucson, Arizona 85749, (the "Holder") the principal sum of One Hundred Fifty Thousand dollars ($150,000.00), payable in full on or before March 30, 2005. All payments pursuant to this Note shall be made in lawful money of the United States and mailed to the Holder in accordance with Article Five herein below. The Holder may convert the principal balance and accrued interest of this Note at any time, provided that the Holder notifies the Company of its election Three (3) days prior thereto.

ARTICLE TWO: CONVERSION

Section 2.1. Conversion. At the option of the Holder, this Note shall be convertible, as to all or any part of the outstanding and unpaid principal amount, together with interest or expenses thereon, into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion"). In the event that the number of shares of Common Stock issuable upon the conversion of this promissory note would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the then resulting outstanding shares of Common Stock of the Company, the Holder may elect to convert that amount of the Promissory Note such that no more the Holder will own no more than 4.9% of the then resulting outstanding shares of the Company. Any remaining principal balance due as a result of this limitation shall then be paid in full, in cash, by the Company. For purposes of this conversion provision, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D. The number of shares of Common Stock to be issued upon each conversion shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit 1 (the "Notice of Conversion"), delivered to the Company by the Holder in accordance with Section
1.4 below (together with a release in the form attached hereto as Exhibit 2); provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., Eastern Standard time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this promissory note, the sum of (1) the principal amount of this promissory note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this promissory note to the Conversion Date plus (3) Default Interest, if any.

Section 2.2. Conversion Price. The Conversion Price shall be $0.05 per share.

Section 2.3. Lock-Up. The undersigned hereby agrees, represents and warrants that for a period commencing on December 16, 2004, and expiring six months after the issuance of any stock pursuant to the conversion of amounts due into Common Stock of the Company (the "Lock-up Period"), he, she or it will not, directly or indirectly, without the prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of except pursuant to Rule 144 of the General Rules and Regulations under the Securities Act of 1933, any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the "Securities").

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company's securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned's investment in the Company.

ARTICLE THREE: ANTIDILUTION PROVISIONS

Section 3.1. Dividends. The Company shall not declare or pay any dividend of cash or property, or make any other distribution with respect to its common stock, until this Note is paid in full or otherwise converted.

Section 3.2. Adjustment of and Changes in Stock. In the event that the shares of common stock of the Company as presently constituted are changed into or exchanged for a different number or kind of shares of stock or securities of the Company or of another corporation by reason of merger, consolidation, recapitalization, reclassification, split-up or combination of shares, or if the number of shares of common stock of the Company is increased through the payment of a stock dividend, then there shall be substituted for or added to each Share into which this Note is convertible the number and kind of shares of stock or other securities into which each outstanding share of common stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the care may be. Any conversion rights outstanding under Article Two above shall also be amended as to price and other terms if necessary to reflect the foregoing events. In the event that there shall be any other change in the number or kind of the outstanding shares of common stock of the Company, or of any stock or other securities into which it shall have been exchanged, then if the Board of Directors, in its sole discretion, determines that such change equitably requires an adjustment in any conversion right granted by this Note, such adjustment shall be made in accordance with such determination.

ARTICLE FOUR: DEFAULT; ACCELERATION OF MATURITY

Section 4.1. Events of Default. Without notice, except as expressly provided herein, the following will be deemed to be events of default under this Note:

1. Non-Payment. Failure to pay the principal balance of this Note plus the accrued interest payable with respect thereto as and when the same becomes due and payable, whether at maturity, by declaration as authorized by Section 4.2 below, or otherwise, and the continuance of such default for a period of fifteen
(15) days, shall be an event of default.

2. Covenants. Failure on the part of the Company fully to observe or perform any other of the covenants or agreements contained in this Note shall be an event of default if written notice of such failure, requiring the Company to remedy the same, has been given to the Company by the Holder and such failure has continued unremedied for a period of fifteen (15) days after the date of the Company's receipt of such notice.

3. Insolvency. A decree or order of a court of competent jurisdiction adjudging the Company bankrupt or insolvent or approving a petition for reorganization of the Company under the United States bankruptcy laws shall be an event of default if such decree or order has continued undischarged or unstayed for a period of thirty (30) days.

4. Receivership. A decree or order of a court of competent jurisdiction for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company, or of all or substantially all of its property or for the winding up or liquidation of its affairs, which has continued in force undischarged or unstayed for a period of thirty (30) days, shall be an event of default.

5. Bankruptcy. The institution of proceedings to be adjudged a voluntary bankrupt, consent to the filing of bankruptcy proceedings against the Company, the filing of a petition, answer, or consent seeking reorganization under the United States bankruptcy laws, consent to the filing of any such petition, consent to the appointment of a receiver, liquidator, or trustee in bankruptcy, the making of a general assignment for the benefit of creditors or an admission in writing by the Company of an inability to pay its debts generally as they become due, shall be events of default.

6. Attachment. An event of default shall occur if a warrant, attachment or any similar process in any amount in excess of one hundred fifty thousand dollars ($150,000) is entered or filed against the Company or against any of its property or assets and remains unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days.

7. Outstanding Default. An event of default, as defined in any note, indenture, trust agreement or other instrument securing or protecting any part of any debt of the Company, now or hereafter outstanding, which caused acceleration of maturity of any part of such debt pursuant to the provisions of such note, indenture, trust agreement or other instrument, shall be an event of default for purposes of his Note if it has not been rescinded, annulled or cured prior to the expiration of fifteen (15) days after the date of such acceleration.

8. Unavailability of Shares under Regulation E. An event of default shall occur if the Company, having previously elected to be governed as a Business Development Company under Sections 55 through 65 of the Investment Company Act of 1940, shall fail or be unable to issue shares exempt from registration under Regulation E.

Section 4.2. Acceleration. If any one or more of the events of default specified in Section 4.1 above occurs, the Holder, by notice in writing to the Company, may declare the principal balance of this Note then outstanding to be immediately due and payable without further notice or demand; provided, however, that at any time within fifteen (15) days after such declaration the same shall be null and void if the Company cures the default specified in the Holder's notice.

Section 4.3. Rights and Remedies Upon Default. Upon occurrence of any Default and at any time thereafter, the Holder shall have the right to exercise all of the remedies conferred hereunder and the Holder shall have all the rights and remedies of a Holder under any other applicable law. Upon occurrence of any default, Holder shall have the right to increase and thereafter collect interest at the rate of ten percent (10%) per annum on the unpaid balance (the "Default Interest Rate").

ARTICLE FIVE: NOTICES

All notices and other communications provided for herein shall be delivered by hand or forwarded by United States First Class Mail postage prepaid directed to the Company or to the Holder at its principal place of business as published under applicable state records in the state in which it is organized and governed, or to such other address as each may from time to time designate to the other in writing. Notices or communications given as set forth herein shall be conclusively deemed to have been received by the party to whom addressed three (3) business days after the same are deposited in the United States mail.

ARTICLE SIX: GOVERNING LAW

This Note shall be construed according to the laws of the State of Nevada, without regard to principles of conflicts of law, applicable to agreements negotiated, executed and performed entirely within the State of Nevada.

ARTICLE SEVEN: METHOD OF TRANSFER

This Note shall not be transferred or assigned unless the Company shall have first been advised by counsel acceptable to it that such transfer or assignment will not violate the provisions of any state or federal securities laws.
Transfer of this Note shall be made by the Holder's delivery to the Company of this Note duly endorsed. Upon such delivery, the Company shall issue to the transferee a new Note containing the same terms and conditions as are set forth herein. The Company may treat the transferee as the absolute owner for the purpose of receiving payment of or on account of principal and interest due, for the purpose of effecting the conversion of this Note into Shares, and for all other purposes, and may require guaranty of authenticity of signatures with respect to endorsements.

ARTICLE EIGHT: INVESTOR'S INVESTMENT REPRESENTATION

Section 8.1. Investment Intention. The Holder represents and warrants to the Company that it is acquiring this Note and will acquire all Shares into which it is converted with no intent to distribute the same, or sell the same in connection with the distribution thereof, except as and to the extent permitted under the Securities Act of 1933 and applicable state securities laws, and the applicable rules and regulations promulgated thereunder.

Section 8.2. Assumption of Economic Risk. The Holder further represents and warrants to the Company that it is financially able to bear the economic risk of this Note as well as a total loss of the investment.

EXECUTION

Executed as of the 16th day of December, 2004

Company:
Bronco Energy Fund, Inc.

By: /s/ Daniel Hodges, President


EXHIBIT 1
NOTICE OF CONVERSION

         The undersigned (referred to herein as the "Holder") hereby irrevocably elects to convert $150,000 principal amount of the Convertible Promissory Note
(as defined below) into shares of common stock, par value $.001 per share ("Common Stock"), of Bronco Energy Fund, Inc. a Nevada corporation (the "Company") according to the conditions of the Convertible Promissory Note of the Company (the "Convertible Promissory Note"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on pricing and conversion set forth in the Convertible Promissory Note) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:    Joshua & Grace Investments, LLC
Address:
Tucson, Arizona

         The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Convertible Promissory Note shall be made pursuant to an exemption from registration under the Securities Act of 1933, as amended.

Date of Conversion:        February 8, 2005

Number of Shares of Common Stock to be Issued Pursuant to conversion of the Convertible Promissory Note:
3,000,000
"Holder"
Signature:  /s/ Daniel Hodges, manager
Name:    Joshua & Grace Investments, LLC
Address:  9760 E. Rock Ridge Ct.
Tucson, Arizona 85749
 EXHIBIT 2

AGREEMENT FOR CONVERSION AND
TERMINATION AND RELEASE OF PROMISSORY NOTE

This AGREEMENT FOR CONVERSION AND TERMINATION AND RELEASE OF PROMISSORY NOTE (this "Agreement") made and entered into this 8th day of February 2005, by and among Daniel Hodges, whose address is 9760 E. Rock Ridge Ct., Tucson, Arizona 85749, (the "Holder") and Bronco Energy Fund, Inc. a Nevada corporation whose address is 2920 North Swan Road, Suite 206, Tucson AZ 85712 (the "Company") and is made in light of the fact that Holder owns and holds that certain Convertible Promissory Note dated as of December 16, 2004 issued by the Company (the "Note" ) and desires to convert and allow the Company to redeem and satisfy the Note, and the Company desires to issue those shares identified below in full satisfaction thereof in accordance with and subject to the terms and provisions of this Agreement, which facts are a material part hereof.

NOW THEREFORE, for and in consideration of good and valuable consideration, in hand paid, including, but not limited to the mutual promises set forth herein, the receipt and sufficiency of which is acknowledged by each party hereto, and intending to be legally bound, the Seller and Purchaser agree as follows:

1. Issuance of shares. As of the date hereof, the Company shall issue to the Holder, Three Million (3,000,000) shares of its common stock, duly issued and authorized and fully paid and non assessable, ("Shares") in exchange for and in full satisfaction of the Note and all amounts due thereunder.

2. Conversion. The Holder hereby irrevocably elects to convert the debt represented by the Notes into the Shares as provided in the Note. The parties agree and acknowledge that the Note provides for a conversion into the shares and that any balance remaining is being waived with the understanding that such shares will be issued pursuant to Regulation E upon execution. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below

3. Representations and Warranties. The Company represents and warrants that (i) the Shares are authorized to be issued by the Company; (ii) the Company has and will have full right, power, and authority to issue, transfer, and deliver the Shares to the Holder free and clear of any security interests, mortgage, adverse claims, liens, or encumbrances of any nature or description whatsoever, subject only to matters pertaining to the sale of securities generally including but not limited to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any state statute, rule, or regulation relating to the sale of securities (collectively "Securities Laws" ); and (iii ) the Company has no knowledge of any adverse claims affecting the Shares and there are no notations of any adverse claims marked on the certificates for the Shares.
Purchaser hereby represents and warrants to Seller that at the Closing, Purchaser will acquire the Shares for investment and not with a view to the sale or other distribution thereof and Purchaser will not at any time sell, exchange, transfer, or otherwise dispose of the Shares under circumstances that would constitute a violation of the Securities Laws. Each of the warranties, representations, and covenants contained in this Agreement by any party thereto shall be continuous and shall survive the delivery of the Shares.

4. Lock-Up. The Holder hereby agrees, represents and warrants that for a period commencing on the issuance of the stock pursuant to the conversion, and expiring six months after the issuance of any such stock (the "Lock-up Period"), he, she or it will not, directly or indirectly, without the prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of except pursuant to Rule 144 of the General Rules and Regulations under the Securities Act of 1933, any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the "Securities").

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company's securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned's investment in the Company.

5. Mutual Release. Upon delivery of the Note from Holder to the Company, marked cancelled, and the Shares from the Company to the Holder, each party hereto has remised, released, and forever discharged and, by this Agreement, does, for itself and its personal representatives, executors, successors and assigns remise, release and forever discharge the other, its successors and assigns, from any and all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, trespasses, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, whether known or unknown, arising out of the Note, and the execution and delivery thereof. This release relates only to the Note and not to any other contract, agreement, undertaking, understanding or covenant between the parties.

IN WITNESS WHEREOF. the Company and the Holder have caused this Agreement to be executed as of February 8th, 2005

/s/ Dan Baker,
President
Bronco Energy Fund, Inc.

/s/ Daniel Hodges, manager
Joshua & Grace Investments, LLC
Holder/Converter